Exhibit 10.6



                                LICENSE AGREEMENT
                                -----------------

     This Agreement, effective upon execution by both parties, is made by and between Progressive Games, Inc. ("PGI"), a corporation organized and existing pursuant to the laws of the State of Delaware and having a principal place of business at 5370 N.W. 35th Terrace, Bldg. B, Ste. 111, Ft. Lauderdale, FL 33309, and Ten Stix, Inc. (hereinafter "LICENSEE"), a corporation organized and existing pursuant to the laws of the State of Colorado and having a principal place of business at 3101 Riverside Drive, Idaho Springs, Colorado 80452.



                                   WITNESSETH
                                   ----------

     WHEREAS, PGI has sued LICENSEE for infringement of PGI's U.S. Patents Nos. 5,544,893; 5,584,485; and 5,626,341 in the lawsuit Progressive Games, Inc. v. Summit International Group, et al., in the United States District Court For The District of Colorado, Civil Action No. 97-WY-2689-CB.

     WHEREAS, the parties to this AGREEMENT have resolved the lawsuit in
accordance with an Agreement completely executed on                 ,1998, which
contemplates the consummation of this AGREEMENT as part of the resolution of the lawsuit; and

     WHEREAS, the parties to this AGREEMENT wish to consummate the same as part of the resolution of the lawsuit.

     NOW THEREFORE, the parties agree as follows:

     1. (a) PGI grants to Ten Stix, Inc. a non-exclusive right and license under any of P01's U.S. patents (whether existing or yet to be issued) that are based solely upon the same disclosure in either P01's existingjackpot patents or any of PGI's currently pending jackpot patent applications to manufacture, have

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manufactured, use, and lease (but not sell) a jackpot component as an additional feature for the live casino table game known as "SHOTGUN 21", the rules of play for which are recited in Exhibit A attached hereto (hereinafter"GAME") for installational operation only in the states of Colorado, New Mexico and Nevada, including any Native American lands located within such states (hereinafter "TERRITORY").

        (b) The right and license does not extend to any variation of GAME, to any conventional twenty-one game, to any other table games, or to any electronic, video, or Internet games.

        (c) LICENSEE and any approved sublicensee may lease, but shall not sell or transfer ownership of, any equipment specifically designed for use in operating the licensed jackpot component associated with GAME.

        (d) LICENSEE acknowledgesthat it desires the licensed package of PGI's patent rights and that PGI has in no way imposed such a package.

     2. LICENSEE and any approved sublicenseesshall use theirbest reasonable and diligent efforts in each gaming jurisdiction within TERRITORY to obtain such governmental and regulatory approvals as are necessary to lawfully operate the GAME with a licensedjackpot component in such jurisdiction and thereafter to market and install the GAME with a licensed jackpot component in such jurisdiction. If LICENSEE fails to obtain such approvals within eighteen months after the date of this AGREEMENT for GAME with a licensed jackpot component, then the license and right granted in paragraph 1 shall be permanently terminated with respect to such jurisdictionfor any such GAME. Additionally,LICENSEE and any approved sublicensees shall use their best reasonable and diligent efforts to market GAME with a licensed jackpot component in TERRITORY.

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     3. (a) In the event LICENSEE or any approved sublicensees fail to meet the following minimum installed base of GAME tables with a licensed jackpot component in the states and as of the dates set forth below, the license and right granted in paragraph 1 hereof shall automatically, immediately, and forever terminate as to any such state:

                   MINIMUM INSTALLED
                   -----------------
TERRITORY          BASE OF GAME TABLES       DATES
---------          -------------------       -----
Colorado           8 tables                  The earlier of 1 1/2 years after
                                             regulatory approval for the GAME
                                             with a licensedjackpot component or
                                             2 1/2 years after the complete
                                             execution of this AGREEMENT, and
                                             each successive anniversary
                                             thereafter

New Mexico         8 tables                  The earlier of 1 1/2 years after
                                             regulatory approval for the GAME
                                             with a licensedjackpot component or
                                             2 1/2 years after the complete
                                             execution of this AGREEMENT, and
                                             each successive anniversary
                                             thereafter

Nevada             30 tables                 The earlier of 1 1/2 years after
                                             regulatory approval for the GAME
                                             with a licensedjackpot component or
                                             2 1/2 years after the complete
                                             execution of this AGREEMENT

Nevada             50 tables                 Six months after the 3rd
                                             Anniversary after the complete
                                             execution of this Agreement, and
                                             each successive anniversary
                                             thereafter

        (b) If LICENSEE attains any of the minimum installed base of GAME tables in any jurisdictionas of any of the required dates, then PGI shall not distribute, market, sell, lease, or

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     3.(a) In the event LICENSEE or any approved sublicensees fail to meet the use GAME with any licensed jackpot component anywhere during the term of the license granted under paragraph 1 hereof and for 2 years thereafter. The foregoing potential obligation of PGI does not extend to any variation of GAME, to any conventional twenty-one game, to any other table games, or to any electronic, video, or Internet games.

     4. (a) LICENSEE shall pay to PGI a minimum monthly license fee of two hundred fifty dollars ($250.00) per month for each GAME table with a licensed jackpot component distributed and operationally installed by LICENSEE or any approved sublicensee, regardless of whether LICENSEE or any such sublicensee receives payments from customers for any such GAME table. If LICENSEE or any of its approved sublicensees charges a casino or other end user more than one thousand two hundred dollars ($1,200.00) per month for any GAME table with a licensed jackpot feature, then LICENSEE shall additionally pay to PGI sixty percent (60%) of any amOunts charged by LICENSEE or any of its approved sublicensees in excess of one thousand two hundred dollars ($1,200.00). LICENSEE and any approved sublicensees shall not excessively charge casinos and other end users for fees other than monthly fees for GAME tables with a licensed jackpot feature in order to artificially depress such monthly fees. The parties expect such monthly fees charged to customers will be approximately eight hundred dollars ($800.00) to one thousand five hundred dollars ($1,500.00) in current dollars per month per such table.

        (b) Notwithstanding the obligations in subparagraph 5(a), if LICENSEE or any approved sublicensee operationally installs a GAME table with a licensed jackpot component in any permitted jurisdiction during a regulatory field test or within two months after regulatory approval of same and does not charge its customer a monthly lease fee of at least four hundred dollars ($400.00) for the first two months of operational installation, then LICENSEE need not pay any

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     3. (a) In the event LICENSEE or any approved sublicensees fail to meet the monthly license fee to PGI respecting such GAME table for only such first two months.

        (c) The payments recited in this paragraph 4 shall not be deemed reasonable royalty rates in calculating damages for purposes of patent infringement and are recognized by the parties as being low fees as a compromise in litigation involving the parties.

     5. Within fifteen (15) days after each calendar month, LICENSEE and each approved sublicensee shall present to PGI a full, detailed, and accurate statement showing the calculation of payments due to PGI under paragraph 4 of this AGREEMENT. Such statement shall be presented to PGI regardless of whether any such payments are due. Simultaneous with the statement presentment, LICENSEE shall pay to PGI the amounts due and owing to PGI under paragraph 4 of this AGREEMENT. All payments provided under this AGREEMENT shall, when overdue for a period in excess of five (5) days, bear interest at the rate of one and one-half percent (1 1/2%) per month until paid.

     6. LICENSEE and each approved sublicensee shall keep accurate books of account and records of all transactions relating to this AGREEMENT in accordance with generally accepted accounting principles in order to provide a verifiable audit trail. LICENSEE and each approved sublicensee shall maintain and preserve for a period of seven years all books, lease agreements, shipping invoices, and other records evidencing or otherwise relating to this AGREEMENT. LICENSEE and each approved sublicensee shall permit a certified public accountant appointed by PGI and to whom LICENSEE or such sublicensee has no reasonable objection to review such books and records upon reasonable notice and during normal business hours. If such a review determines that LICENSEE or such sublicensee has underpaid PGI by more than 5% (five percent) during the time period being reviewed, then LICENSEE or such sublicensee shall pay the reasonable costs of such review.

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     7. (a) PGI does not warrant or representthat LICENSEE's license and permitted use of PGI's U.S. patents will not infringe the rights of third parties.

        (b) PGI does not warrant or represent that PGI's relationship with LICENSEE pursuant to this AGREEMENT will not cause gaming regulatory problems for LICENSEE or for GAME.

        (c) PGI does not warrant or represent that its licensed U.S. patents are valid or enforceable or are of any particular scope or that PGI will pursue or maintain such patents.

        (d) PGI does not warrant or represent that its licensed U.S. patents will not be infringed in TERRITORY or that PGI will undertake to cause any such infringement to cease.

     8. LICENSEE and each approved sublicensee shall indemnify, defend and hold harmless PGI, and its officers, directors, employees and stockholders from, against and with respect to any claim, liability, obligation, loss, damage, assessment,judgment, cost and expense (including, without limitation, reasonable attorney's and accountant's fees and costs and expenses reasonably incurred in investigation, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character, arising out of or in any manner incident, relating or attributable to LICENSEE's or any approved sublicensee's activities respecting GAME with a licensed jackpot component or respecting activities in furtherance of or permitted by this AGREEMENT. The foregoing obligation shall not extend to claims asserting that PGI does not have the power or right to grant the license contained herein or the power and right to enter into this AGREEMENT.

     9. LICENSEE and any approved sublicensees shall apply such patent notices and warnings as reasonably directed by PGI.

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     10. The parties shall maintain the terms and conditions of this AGREEMENT as confidential, except as may be confidentially disclosed to co-defendants in the lawsuit, as may be disclosed to regulatory authorities by necessity, or by virtue of any validly issued subpoena, and as may be disclosed by LICENSEE to prospective sublicensees preapproved by PGI, provided however, that LICENSEE previously notifies PGI of the intended disclosure.

     11. LICENSEE and each approved sublicensee shall use its reasonable best efforts to cause any casino or other end user to return to LICENSEE any equipment specifically designed for use in connection with operating GAME with a licensed jackpot component and to cease operating GAME with a licensed jackpot component whenever LICENSEE or such sublicensee ceases to be licensed or ceases to authorize the casino to operate GAME with a licensed jackpot component.

     12. LICENSEE is an individual contractor and not an agent, partner, employee or legal representative or otherwise authorized to act on behalf of PGl. LICENSEE is not authorized to make any agreement, warranty, covenant or other representation or to create any implied or express obligation on behalf of PGI.

     13. Neither the rights, the benefits, nor the obligations under this AGREEMENT shall be assigned or assignable, sublicensed or sublicenseable, or transferred or transferrable by LICENSEE, and any attempted assignment, sublicense, or transfer by LICENSEE shall be null and void and shall operate to terminate the license granted under paragraph 1 of this AGREEMENT unless PGI's prior written consent, which may be withheld in PGI's sole and absolute discretion, is obtained. An assignment, sublicense or transfer shall be deemed to include transactions such as a merger of corporations, sale of bulk assets, sale of controlling stock interest, and the like, but shall not be deemed to

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include a public offering of substantially all of the stock of LICENSEE.
Notwithstanding the foregoing, LICENSEE may transfer its entire benefits and obligations under this AGREEMENT to Summit International Group, Inc. upon prior written notice to PGI. As to a private sale of controlling stock interest in LICENSEE, PGI shall not unreasonably withhold its consent.

     14. (a) Without prejudice to any other rights, LICENSOR shall have the right to terminate the license granted under paragraph 1 of this AGREEMENT immediately at any time:

               (1) If LICENSEE or any approved sublicensee fails to make any payment due hereunder or to deliver any of the statements herein referred to, and if such default shall continue for a period of thirty
          (30) days after written notice of such default is sent to LICENSEE;

               (2) Subject to the foregoing exception in subparagraph 14(a)(1), if LICENSEE or any approved sublicensee fails to perform any other material term or condition of this AGREEMENT and the same can not be cured or has not been cured within fifteen (15) days after written notice is sent to LICENSEE;

               (3) If LICENSEE is denied a gaming license in any jurisdiction as to that jurisdiction the license is terminated; or

               (4) If any gaming jurisdiction requires PGI to sever its business relationship with LICENSEE as a condition of PGI's gaming licensure or right to conduct business in that jurisdiction.

               (5) If LICENSEE is unable to pay its liabilities when due, or makes any assignment for the benefit of creditors, or files any petition in bankruptcy, or is adjudicated bankrupt or insolvent, or

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          if any receiver is appointed for its business or property, or if any trustee in bankruptcy, or insolvency is appointed (if terminated under this clause, such termination shall be effective one day before any petition in bankruptcy is filed); or

          (b) LICENSEE may terminate the license granted under paragraph or territory by giving PUI written notice otthe same.

          (c) Any termination of the license granted under paragraph 1 hereof shall approved sublicenses granted by LICENSEE, unless such sublicenses provide h PGI's consent and unless such sublicense provides that monthly fees and other made directly by the casinos or other end users to PGI.

          (d) Upon any termination of the license granted under paragraph 1 hereof (except under paragraph 14(b) as to any state within TERRITORY, LICENSEE and any icensees may continue to receive monies from any GAME tables with a licensed jackpot component already installed by LICENSEE or any of its approved sublicensees within such Dd of six (6) months after any such termination. LICENSEE shall continue to make payments to PGI under paragraph 4 respecting such GAME tables within said six (6) month period.

     15. All notices, submissions, requests, and statements to be given and all payments to be made hereunder shall be given or made at the respective addresses of the parties as set forth above unless notification of a change of address is given in writing. Any notice shall be sent by registered mail and shall be deemed to have been given at the time it is mailed. The respective ts follows:

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                  PGI:                     David Thompson
                                           Mikohn Gaming Corporation
                                           1045 Palms Airport Dr.
                                           Las Vegas, NV 89119


                                   cc:     Robert E. Purcell, Esq.
                                           Reilly, Purcell & Lewis, P.C.
                                           1120 Lincoln St., Suite 1500
                                           Denver, CO 80203


                  LICENSEE:                Ten Stix, Inc.
                                           3101 Riverside Drive
                                           Idaho Springs, CO 80452


                                   cc:     Arthur H. Bosworth, III, Esq.
                                           Treece Alfrey Musat & Bosworth, PC
                                           999 18th St., #1600
                                           Denver, CO 80202-24 16

     16. This AGREEMENT shall be governed by the laws of the State of Colorado.

     17. Any controversy or claim arising out of or relating to this AGREEMENT or the breach thereof shall be resolved in the state and federal courts located in the State of Nevada, and the parties waive their right to any other jurisdiction or venue.

     18. This AGREEMENT shall not be modified or modifiable except by a writing signed by PGI and LICENSEE.

     19. The failure of either PGI or LICENSEE to insist upon the strict performance of any of the provisions of this AGREEMENT, or the failure of either PGI or LICENSEE to exercise any right or remedy hereby reserved, shall not be construed as a waiver for the future of any such provisions, right or remedy, or as a waiver of any subsequent breach thereof.

     20. The parties hereto agree to provide reasonable assistance to any and all gaming regulatory agencies to expeditiouslyprocess the approval and/or suitability of GAME with a licensed jackpot component in any jurisdiction within TERRITORY.

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     21. LICENSEE represents that to the best of its knowledge no corporate officer, director or shareholder has been found non-suitable to hold a privileged gaming license in any jurisdiction. PGI may terminate the license and right granted under paragraph 1 of this AGREEMENT at any time its relationship with LICENSEE seriously encumbers or jeopardizes PGI's gaming licensure in any jurisdiction.

     IN WITNESS HEREOF, the parties' respective authorized representatives have set their hands herebelow.

PROGRESSIVE GAMES, INC.                     TEN STIX, INC.

By:  /s/  Charles H. McCreg, Jr.            By:  /s/  Thomas E. Sawyer
   ------------------------------              -------------------------------
          Charles H. McCreg, Jr.                      Thomas E. Sawyer
          Executive Vice President                    President
          and General Counsel

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                                  EXHIBIT A TO
                               LICENSE AGREEMENT



     Shotgun 21tm Is a Class III game played with six dual positions. The house is dealing 12 hands per round Instead of the standard seven hands, bringing a larger drop in virtually the same amount of time, A bonus pay-off system is introduced into the game adding to the excitement of this quick action game.

TABLE GAME RULES

     Each position represents a shotgun barrel with a sight on top. Players can wager in one or both barrels. These wagers do not have to be equal. The player is now playing one or two hands of regular black jack.

   Prior to the beginning of each hand, players have an opportunity to make an additional wager on the sight. Under the sight are lights. The chips cover the lights. Through the use of a very sophisticated dealer control panel, the dealer activates the game. Randomly, one to three of the sight lights will stay on and a random dollar prize amount will be displayed, If a player has wagered the extra bet, makes a predetermined hand, and has a sight light on, he/she wins the displayed prize amount or a percentage of the randomly selected prize.

CLASS III VERSION

GAME OBJECflVE

     To make a qualifying poker hand with the player's two cards combined with the community cards.

TABLE GAME RULES.

--   Each player has the option to wager $1 for the Jackpot Qualifier.
-- Each player places a wager In the front circle of the eight conforming with the table minimum and maximum bets.
-- Each player is dealt two cards face down. The player may then decide to continue or surrender halt of his/her original wager.
-- Directly in front of the dealer, three community cards are dealt face up plus a rourth community card face down. Each player has the option to stay at this point or continue. Players staying place their cards face down next to their initial wager.
-- Players continuing make a wager equal to their first water in the back circle of the figure eight.
-- All players staying on the first bet show their cards to the dealer. Qualifying hands are paid according to the five-card pay table, Losing hands are taken.
-- The dealer turns the fourth card for all players making the second wager. The same pay and take procedure is followed this time, using the six-card pay table.
--------------------------------------------------------------------------------

Ten Stix, Inc., P.O. Box 689, Idaho Springs, CO 80452 303-567-0163

c 1994-1997 Ten Stix, Inc. All rights reserved. All products trademarked. U.S. and foreign patents pending. Hold'em(TM) , Ten Stix 21(TM), and Shotgun 21(TM) are trademarks of Ten Stix, Inc.

The Extra March is a copyrighted and trademarked product manufactured by DEQ Casinos International Saint-Romuald, Quebec, Canada, U.S. and foreign patents pending